Exhibit 99.1

       Stillwater Mining Union Employees Reject Tentative Labor Agreement


    COLUMBUS, Mont., July 12 /PRNewswire-FirstCall/ -- STILLWATER MINING COMPANY (NYSE: SWC) Stillwater Mining Company announced today that a tentative labor agreement reached earlier this month with the Paper, Allied Industrial, Chemical and Energy Workers International Local 8-0001 has been rejected by a vote of the union membership. The previous contract, which covers workers at the Company's Stillwater Mine and Columbus, Montana processing facilities, was extended to allow time for the vote to be taken and will expire at noon on Monday, July 12. The union has advised Stillwater management of its intention to strike if no agreement is reached prior to the contract expiration.

    Commenting on the strike announcement, Stillwater's Chairman and CEO Frank McAllister said, "The Company is surprised by the outcome of the union vote since the union negotiating team had strongly recommended ratification to its membership. The Company is not looking for and did not negotiate any takeaways from employees. In fact, the three-year contract voted upon includes annual 3% wage increases valued in the first year at about
$3 million."

    McAllister continued, "In anticipation of the strike, we felt it was prudent to begin the cessation of operations during the Sunday, July 11th work shifts to provide for a safe and orderly shutdown. Employees scheduled and reporting for work are to be paid through the end of the contract extension period at noon today, Monday, July 12. Benefits for our union employees at Stillwater and Columbus will continue through the end of July."

    Lastly, McAllister concluded, "We are aware and concerned about the impact of a strike on our employees, their families and the surrounding communities. Consequently, the Company stands willing and ready to continue negotiations towards resolving all issues, and we have encouraged our employees to be in contact with the union for guidance."


    Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa. The Company is traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Web site: www.stillwatermining.com.


    Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation and the palladium and platinum market. Additional information regarding factors which could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" above in the Company's 2003 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.



SOURCE  Stillwater Mining Company
    -0-                             07/12/2004
    /CONTACT: John W. Pearson of Stillwater Mining, +1-406-322-8742/ /Web site: http://www.stillwatermining.com /
    (SWC)

CO:  Stillwater Mining Company
ST:  Montana
IN:  MNG
SU:  LBR